CUSIP No. 372427104	Page 1 0 of 12

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Genocea Biosciences, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:	February 20, 2014	Cycad Group, LLC

		By:	/s/ K. Leonard Judson
		Its:	President

K. Leonard Judson

		By:	/s/ K. Leonard Judson

Paul F. Glenn

		By:	/s/ K. Leonard Judson, Attorney-in-Fact*

*	Signed pursuant to a Power of Attorney (see Exhibit B to this Schedule 13G).